                                                                   Exhibit 10.38


                             ICE CREAM PARTNERS USA

                SUPPLEMENTAL MANAGEMENT RETIREMENT & SAVINGS PLAN























                                                          EFFECTIVE JUNE 1, 2000

                                TABLE OF CONTENTS

ARTICLE                                                                                                      PAGE NUMBER
-------                                                                                                      -----------
ARTICLE 1   NAME, PURPOSE AND DEFINITIONS.................................................................        2

ARTICLE 2   PARTICIPATING EMPLOYERS.......................................................................        8

ARTICLE 3   ELIGIBILITY AND PARTICIPATION.................................................................        10

ARTICLE 4   DEFERRAL ELECTIONS AND DEEMED MATCHING AMOUNTS................................................        12

ARTICLE 5   TOTAL RETIREMENT SUPPLEMENT...................................................................        15

ARTICLE 6   ACCOUNTS AND VESTING..........................................................................        17

ARTICLE 7   DISTRIBUTION ELECTIONS........................................................................        21

ARTICLE 8   DISTRIBUTIONS.................................................................................        23

ARTICLE 9   ADMINISTRATION AND CLAIMS PROCEDURES..........................................................        27

ARTICLE 10   AMENDMENT AND TERMINATION....................................................................        31

ARTICLE 11   TRUST........................................................................................        33

ARTICLE 12   MISCELLANEOUS................................................................................        34

                             ICE CREAM PARTNERS USA

                SUPPLEMENTAL MANAGEMENT RETIREMENT & SAVINGS PLAN

         This Plan is hereby adopted effective as of June 1, 2000 by Ice Cream Partners USA, LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to provide certain nonqualified deferred compensation and retirement benefits to selected executive employees of the Company, including but not limited to benefits similar to those which such executive employees would receive under the Ice Cream Partners USA 401(k) Savings Plan absent certain limitations in the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the Company desires to adopt the Ice Cream Partners USA Supplemental Retirement Plan, effective as of June 1, 2000; and

         NOW, THEREFORE effective as of June 1, 2000 the Company adopts the Plan, which reads as follows:

                                   ARTICLE 1

                          NAME, PURPOSE AND DEFINITIONS

1.1      Name

         The name of this Plan shall be the Ice Cream Partners USA Supplemental Management Retirement & Savings Plan.

1.2      Purpose and Legal Status

         The purpose of this Plan is to provide deferred compensation on a non-qualified basis to certain executive employees who contribute materially to the growth, development and future business success of the Company and any other Participating Employers. This Plan is intended to be for a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA. This Plan is also intended to be non-qualified and unfunded for tax purposes and unfunded for purposes of Title I of ERISA. This Plan shall, to the extent possible, be administered and interpreted, and benefits and participation hereunder be limited, in a manner consistent with such intentions.

1.3      Definitions

         For purposes of the Plan, the following words and phrases, where capitalized, have the meanings specified below.

         (a) "Accounts" mean Basic Deferral Accounts, 401(k) Make-Up Accounts, Match Accounts, Pension Make-Up Accounts, Total Retirement Supplement Accounts, and any other bookkeeping accounts established by the Administrator hereunder to record amounts credited on behalf of a Participant hereunder, and any earnings and losses thereon.

         (b) "Administrator" means the Company or the person, persons, corporation, partnership or other entity designated as Administer of the Plan in accordance with Article 9.

         (c) "Affiliate" means any corporation or business organization during any period during which it is a member of a controlled group of corporations or trades or businesses within the meaning of Sections 414(b) and 414(c) of the Code, which controlled group includes the Company, or it is a member of an affiliated service group within the meaning of Section 414(m) of the Code, which affiliated service group includes the Company.

         (d) "Appeals Committee" means the Appeals Committee established pursuant to Article 9.

         (e) "Base Compensation" shall mean all Compensation excluding Bonus Compensation.

         (f) "Basic Deferral Account" means for each Participant the bookkeeping account maintained on his behalf to reflect his Basic Deferral Amounts and all earnings and losses thereon.

         (g) "Basic Deferral Amount" means for each Participant the portion of his unpaid Compensation which is retained pursuant to
                  Section 4.1 hereof by the Participating Employer which employs him (less any required FICA or other tax withholdings).

         (h) "Beneficiary" means the party or parties designated by a Participant, in accordance with Section 7.4, to receive Plan benefits in the event of the Participant's death.

         (i)      "Board" means the Board of Directors of the Company.

         (j) "Bonus Compensation" shall mean any Compensation payable in cash to a Participant under any performance-related periodic bonus or cash incentive arrangement to the extent the Company declares such payment shall constitute Bonus Compensation for purposes of this Plan.

         (k) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (l) "Company" means Ice Cream Partners USA, LLC, and any successor corporation or business organization which shall assume the duties and obligations of Ice Cream Partners USA, LLC under this Plan.

         (m) "Compensation" means for any Participant his Compensation under the 401(k) Plan, except that such amount shall not be subject to the Compensation Limit and shall not exclude, except as otherwise provided herein, any deferrals under a non-qualified deferred compensation arrangement, including without limitation, this Plan. The amount of Compensation for any taxable year shall be determined as of the last payroll date of such year. In all respects, the amount of Compensation shall be determined in accordance with the information contained in the payroll records of the Company, a Participating Employer or an Affiliate.

         (n) "Compensation Limit" means the limitation on annual compensation which may be taken into account under a tax qualified retirement plan pursuant to Section 401(a)(17) of the Code.

         (o)      "Crediting Date" means the end of each Crediting Period.

         (p) "Crediting Period" means each calendar month, or such other period (including but not limited to a day, a quarter or a year) as the Company may select in its sole discretion from time to time.

         (q) "Deemed Matching Amount" means for each Participant, the amounts credited on behalf of such Participant which match a portion of his deferrals pursuant to Section 4.5.

         (r) "Deferral Election" means the election made by a Participant to defer a portion of his or her Compensation, in accordance with Article 4.

         (s) "Delayed Cessation Date" means Delayed Cessation Date as defined in the 401(k) Plan.

         (t)      "Effective Date" means June 1, 2000.

         (u) "Employee" means a common law employee of the Company or any other Participating Employer, excluding persons whose services are rendered solely as a director or independent contractor.

         (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (w) "401(k) Limit" means the limitation on tax-deferred contributions by a Participant to a tax qualified retirement plan that may be made pursuant to Section 402(g) of the Code.

         (x) "401(k) Make-Up Account" means for each Participant the bookkeeping account maintained on his behalf to reflect his 401(k) Make-Up Amounts and all earnings and losses thereon.

         (y) "401(k) Make-Up Amount" means for each Participant the portion of his unpaid Compensation which is retained pursuant to
                  Section 4.2 hereof by the Participating Employer which employs him (less any required FICA or other tax withholdings).

         (z) "401(k) Plan" means the Ice Cream Partners USA 401(k) Savings Plan and any replacement plan adopted by the Company.

         (aa) "401(k) Plan Deferral Percentage" means shall mean with respect to any Participant for any payroll period , the percentage of his Compensation (as defined, for purposes of this subsection, under the 401(k) Plan) which he has elected to be treated as a before-tax contribution for such period pursuant to Section 5.1 of the 401(k) Plan.

         (bb) "Match Account" means for each Participant the bookkeeping account maintained on his behalf to reflect his Deemed Matching Amounts and all earnings and losses thereon.

         (cc) "Parent Company" means either Nestle USA, Inc. or The Pillsbury Company, or any affiliate of either of them which is a participating employer in a Parent Company 401(k) Plan or Parent Company Retirement Plan.

         (dd)     "Parent Company 401(k) Plan" means the following plans:

                  Parent Company Plan                            Effective Date or Last Restatement Date
                  -------------------                            ---------------------------------------
                  Pillsbury 401(k) Savings Plan                  Restated as of July 1, 1993
                  Nestle USA 401(k) Savings Plan                 Effective January 1, 1992


         (ee) "Parent Company Plan" means a Parent Company 401(k) Plan or a Parent Company Retirement Plan.

         (ff)     "Parent Company Retirement Plan" means the following plans:

                  Parent Company Plan                            Effective Date or Last Restatement Date
                  -------------------                            ---------------------------------------
                  Pillsbury Retirement Plan                      Restated as of January 1, 1991
                  Nestle USA Retirement Plan                     Restated as of January 1, 1992

         (gg) "Parent Company Supplemental Plan" means the following non-qualified deferred compensation plans of the Parent Companies, but only to the extent they provide deferrals and benefits which parallel those provided under the Parent Company Plans.

                        Parent Company Supplemental Plan

         Pillsbury Nonqualified Deferral Plan for Pillsbury Management

         Pillsbury Supplemental Retirement Plan

         Nestle USA Top Executive Retirement Program

         Nestle USA Executive Savings Plan

         (hh) "Participant" means any Employee who becomes a Participant in accordance with Section 3.2.

         (ii) "Participating Employer" means the Company and any Affiliate or Related Employer which is or shall become a Participating Employer in this Plan pursuant to Article 2 hereof.

         (jj) "Pension Make-Up Account" means for each Participant the bookkeeping account maintained on his behalf to reflect his Pension Make-Up Amounts and all earnings and losses thereon.

         (kk) "Pension Make-Up Amount" means for each Participant the amounts credited on behalf of such Participant pursuant to
                  Section 4.8.

         (ll) "Plan" means the Ice Cream Partners USA, Inc. Supplemental Management Retirement & Savings Plan, as set forth herein, and as may be amended from time to time.

         (mm) "Plan Year" means the 12 consecutive month period beginning each January 1 and ending each December 31, provided, however, that the first Plan Year shall be a short Plan Year, commencing on June 1, 2000 and ending on December 31, 2000.

         (nn) "Retirement" means that the Participant experiences a Delayed Cessation Date on or after the date on which he attains age fifty-five (55) and has completed five (5) years of Vesting Service (as defined in the 401(k) Plan) or, if earlier, he experiences a Termination of Employment on or after the date on which he attains age sixty-five (65).

         (oo) "Retirement Distribution Date" means the date elected by a Participant, in accordance with Section 7.2, as of which his or her Accounts shall commence to be distributed if such Accounts become distributable as a result of his or her Retirement.

         (pp) "Retirement Plan" means the Ice Cream Partners USA Retirement Plan and any replacement plan adopted by the Company.

         (qq) "Select Group Member" means a member of a select group of management and highly compensated employees, within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and
                  4021(b)(6) of ERISA.

         (rr) "Severe Financial Hardship" means a financial hardship to a Participant resulting from (i) an illness or accident of the Participant or of his or her dependent (as defined in Code
                  Section 152(a)), (ii) the loss of a Participant's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute a Severe Financial Hardship depend upon the facts of each case, but, in any case, Severe Financial Hardship shall not exist to the extent that such hardship is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or
                  (C) by cessation of deferrals under the Plan.

         (ss) "Termination of Employment" means Termination of Employment as defined in the 401(k) Plan.

         (tt) "Termination of Participation" means the date as of which a Participant's participation terminates as a result of an event described in Section 3.3.

         (uu) "Vested Accounts" shall mean for any Participant the portion of his or her Accounts which have become vested and nonforfeitable pursuant to Article 6 hereof.

1.4      Terms Defined in Other Documents

         Each capitalized term which is used herein, but is not defined herein, shall have the meaning ascribed to it in the 401(k) Plan, unless the context otherwise indicates.

                                   ARTICLE 2


                             PARTICIPATING EMPLOYERS

2.1      Designation of Participating Employers

         Any Affiliate or Related Company which is a Participating Employer under the 401(k) Plan (either by virtue of being listed in Section 3.4 of the 401(k) Plan or by virtue of any other provisions thereof, including without limitation the provisions concerning transfers of participants and subsidiaries and related companies), shall automatically be a Participating Employer under this Plan, unless otherwise determined by the Board of Directors of the Company or the Board of Directors of the Affiliate. In the event that on any date any Participating Employer ceases to be an Affiliate or a Participating Employer under the NUSA Savings Plan, it shall automatically cease to be a Participating Employer as of such date.

2.2      Adoption of Supplements

         The Company may, in the sole discretion of the Board, determine that special provisions shall be applicable to specific groups of employees, former employees or Beneficiaries, either in addition to or in lieu of the provisions of this Plan, or may determine that certain employees otherwise eligible to participate in this Plan shall not be eligible to participate in this Plan. In such event, the Company shall adopt, as an amendment to this Plan pursuant to
Article 10, a Supplement with respect to the employees, former employees or Beneficiaries which Supplement shall specify the employees, former employees or Beneficiaries covered thereby and the special provisions applicable to such employees, former employees or Beneficiaries. Any Supplements shall be deemed to be a part of this Plan solely with respect to the employees, former employees or Beneficiaries specified therein.

2.3      Amendment of Supplements

         The Company may from time to time, retroactively or prospectively, amend, modify or terminate any Supplement, pursuant to Article 10 hereof.

2.4      Delegation of Authority

         The Company is hereby fully empowered to act on behalf of itself and the other Participating Employers as it may deem appropriate in maintaining this Plan. Furthermore, the adoption by the Company of any amendment to this Plan or the termination thereof, will constitute and represent, without any further action on the part of any Participating Employer, the approval, adoption, ratification or confirmation by each Participating Employer of any such amendment or termination. In addition, the appointment of or removal by the Company of any Appeals Committee member, any Administrator, trustee, or other person under this Plan shall constitute and represent, without any further action on the part of any Participating Employer, the appointment or removal by each Participating Employer of such person

                                   ARTICLE 3



                          ELIGIBILITY AND PARTICIPATION

3.1      Eligibility

         Participation in the Plan shall be limited to Employees who constitute Select Group Members of the Company or any other Participating Employer, as determined by the Administrator from time to time in its sole discretion. From that group, the Company shall select and designate, in its sole discretion, the Employees who shall be eligible to participate in the Plan, and may impose such other eligibility requirements as it may determine in that regard. The Company shall also determine in its sole discretion which types of deferrals, allocations and accounts each such designated Employee is eligible to make, receive or have under the Plan. Notwithstanding any other provision of this Plan to the contrary, each such designated employee shall only be considered a Participant under this Plan with respect to the types of deferrals, allocations and accounts for which the Company has determined he is eligible.

3.2      Participation

         An Employee who is eligible to participate pursuant to Section 3.1 shall become a Participant in the Plan as of the date he or she makes a Deferral Election with respect to his Compensation in accordance with Section 4.1 or 4.2 or, if earlier, the date he is designated as eligible to receive an allocation under Section 4.8 or Article 5 hereof.

3.3      Termination of Participation

         A Participant shall incur a Termination of Participation, cease to be a Participant, and become a former Participant, as of the earliest of the following events:

                  (a)      his Termination of Employment under the 401(k) Plan;
                           and

                  (b) the date of his transfer to any Affiliate or Related Company which is not a Participating Employer;

                  (c) the date the entity by which he is employed ceases to be a Participating Employer hereunder; and

                  (d) the date as of which the Administrator, in its sole discretion, determines that he is not, or may not be, a Select Group Member of the Company or another Participating Employer; and

                  (e) the date he ceases to be designated as eligible by the Company.

                                   ARTICLE 4


                 DEFERRAL ELECTIONS AND DEEMED MATCHING AMOUNTS

4.1      Basic Deferral Amounts

         With respect to each Plan Year, each Participant, each Participant who is designated as eligible to make deferrals under this Section may elect to defer a portion of his Base Compensation and his Bonus Compensation. Any such election shall be made in a stated whole percentage for Base Compensation and a stated whole percentage for Bonus Compensation. A Participant's deferral contributions for any Plan Year shall not exceed twenty-five percent (25%) of his Base Compensation and eighty-five percent (85%) of his Bonus Compensation.

4.2      401(k) Make-Up Amounts

         With respect to each Plan Year, each Participant who is designated as eligible to make deferrals under this Section may elect to defer under this Plan, commencing at the time he has reached the Compensation Limit or his deferrals under the 401(k) Plan have reached the Deferral Limit, a percentage of his remaining Compensation for such Plan Year which is equal to his 401(k) Percentage at the time such Compensation Limit or Deferral Limit is reached.

4.3      Method of Making Deferral Elections

         A Participant's election to make deferrals under this Section for a Plan Year shall be made by completing and executing an election form (or by such other manner as the Administrator may prescribe) prior to the beginning of the Plan Year. Notwithstanding the foregoing, an individual who first becomes eligible to become a Participant after the beginning of a Plan Year may, within thirty (30) days after becoming eligible, make a deferral election under this Section, but in no event shall such election apply to any Compensation earned prior to the date such election is made.

4.4      Deferral Amounts

         A Participant's election to defer pursuant to 4.1 or 4.2 shall cause an equivalent reduction in the Participant's Compensation to occur at the time such amounts would otherwise be payable in accordance with his election under Sections 4.1 or 4.2 hereof. An amount equal to the reductions in a Participant's Compensation shall constitute a deferral amount hereunder and shall be credited to such Participant's Basic Deferral Account (for deferrals under Section 4.1) or 401(k) Make-Up Account (for deferrals under Section 4.2) as of the time and in the manner provided under Article 6.

4.5      Withholding at the Time of Deferral

         The Company may withhold from any deferral such amount as may be required for purposes of any applicable federal, state or local tax withholding, including without limitation payment of Social Security and Medicare taxes. In the event that any such taxes are withheld, the amount which would otherwise be credited to a Participant's Basic Deferral Account or 401(k) Make-Up Account shall be reduced by the amount of such withholding.

4.6      No Alteration of Deferrals

         A Participant's election to defer Compensation for a Plan Year shall be irrevocable.

4.7      Deemed Matching Amounts

         For each payroll period, three percent (3%) of each Participant's Basic Deferral Amount for such payroll period shall be deemed to be matched. In addition, for each payroll period, an amount equal to the lesser of his 401(k) Make-Up Amount for such payroll period and three percent (3%) of his Compensation (calculated after deducting any Basic Deferral Amount for such payroll period) shall be deemed to be matched.

4.8      Pension Make-Up Amounts

         With respect to each Plan Year, each Participant who is designated as eligible to receive an allocation under this Section shall, commencing at the time he has reached the Compensation Limit, have a percentage of his remaining Compensation for such Plan Year which is equal to his Retirement Plan Percentage for such Plan Year be credited hereunder as his Pension Make-Up Amount for such Plan Year.

                                   ARTICLE 5

                           TOTAL RETIREMENT SUPPLEMENT

5.1      Total Retirement Supplement Credit

         The Company shall credit with respect to each Participant designated as eligible to receive an allocation under this Article 5 the amount stated on behalf of such Participant on the list maintained by the Administrator for such purpose, which amount shall generally represent the present value determined as of the Effective Date by the actuary appointed by the Company, of the difference between:

                  (a) the projected benefit at age 62 of the Participant's aggregate retirement benefits under the Parent Company Plans and Parent Company Supplemental Plans (i.e., the amount such benefits would have been under such plans had the Participant remained in the employ of such Parent until age 62 and had then retired and commenced receiving benefits in the form of a single life annuity), over

                  (b) his aggregate projected benefit at age 62 under the 401(k) Plan, the Retirement Plan, the Parent Company Plans and Parent Company Supplemental Plans and this Plan (disregarding the provisions of this Article) (i.e., the amount such benefits would be under such plans assuming the Participant remains in the employ of the Company until age 62 and then retires and commences receiving benefits in the form of a single life annuity).

         All such calculations shall be performed by the actuary, utilizing the assumptions determined by the Company in its sole discretion, which assumptions shall include use of investment return assumption of 9.5% per annum and a compensation increase assumption of 3% per annum.

         The only Participants who are eligible to receive an allocation under this Section 5.1 shall be those Participants with base salary from a Parent Company (plus in the case of Nestle USA, Inc. or any affiliate of it, any management incentive compensation) in excess of one hundred thousand dollars ($100,000) in 1999, who as of March 31, 2000 were active employees of a Parent Company and participants in a Parent Company Plan.

                                   ARTICLE 6

                              ACCOUNTS AND VESTING

6.1      Establishment of Accounts

         With respect to each Participant, the Company or other Participating Employer employing such Participant shall establish on its books and records a Basic Deferral Account, 401(k) Make-Up Account, Match Account, Pension Make-Up Account and Total Retirement Supplement Account in the name of each Participant eligible therefor as of the first date any amount is to be credited to any such Account pursuant to Section 6.2. All amounts credited to the Accounts of any Participant or former Participant shall constitute a general, unsecured liability of the Company and other Participating Employees, respectively, to such person.

6.2 Crediting of Deferral Amounts, Deemed Matching Amounts, Pension Make-Up Amounts and Total Retirement Supplements

         Amounts shall be credited to the appropriate account at the following times:

                  (a) Deferrals under Section 4.1 or 4.2 shall be credited to the Participant's Basic Deferral Account or 401(k) Make-Up Account as of the time that the Participant's Compensation is reduced pursuant to Section 4.1 or
                           4.2 hereof; and

                  (b) Deemed Matching Amounts shall be credited to the Participant's Match Account as of the time that the Deferral Amount being matched is credited under this
                           Section 6.2.

                  (c) Pension Make-Up Amounts shall be credited to the Participant's Pension Make-Up Account as of the time that the Participant's Compensation to which the Pension Make-Up Amount relates is payable.

                  (d) The amount to be credited pursuant to Section 5.1 with respect to any Participant shall be credited to such Participant's Total Retirement Supplement Account as of the Effective Date.

6.3      Crediting of Earnings.

         The Company and other Participating Employees, respectively, shall credit each Account of each Participant as of each Crediting Date with interest on the balance of such Account as of immediately prior to the end of such Crediting Period applied and compounded monthly (or over any other applicable Crediting Period). Subject to the power of amendment contained in Section 10.1 hereof, such interest shall be credited at such rate or rates as the Company shall establish with respect to the Plan Year including such Crediting Period. The Company may establish different rates for different groups of Participants or former Participants or different Accounts. The Company shall announce the rate or rates for a Plan Year prior to, or within thirty (30) days after, the start of such Plan Year (or in the case of the first Plan Year, by July 31, 2000). Notwithstanding the foregoing, the interest crediting rate for the Total Retirement Supplement Account shall be 9.5% per annum.

6.4      Vesting

                  Basic Deferral Account- A Participant shall be 100% vested in amounts credited to his Basic Deferral Account.

                  401(k) Make-Up Account- A Participant shall be 100% vested in amounts credited to his 401(k) Make-Up Account.

                  Match Account and Pension Make-Up Account- A Participant's vested percentage in the amounts credited to his Match Account and Pension Make-Up Account shall be determined on the basis of his number of years of Vesting Service under the 401(k) Plan, in accordance with the following table:

                           Years of Vesting Service                Vested Percentage
                           ------------------------                -----------------
                           Less than 1 year                               0%

                           1 but less than 2 years                       20%

                           2 but less than 3 years                       40%

                           3 but less than 4 years                       60%

                           4 but less than 5 years                       80%

                           5 or more years                              100%

                  Notwithstanding the foregoing to the contrary, (i) each Participant shall be 100% vested in his Match Account and Pension Make-Up Account if he remains employed by the Company or any Affiliate until he attains age 65, dies or incurs a Total and Permanent Disability (as defined in the 401(k)
                  Plan), and (ii) in the event a Participant had been or is a participant under a Parent Company 401(k) Plan, his Vested Percentage shall not be less than his vested percentage in his match account under the Parent Company 401(k) Plan.

                  Total Retirement Supplement Account. A Participant's vested percentage in the amounts credited to his Total Retirement Supplement Account shall be determined on the basis of his Age as of this Termination of Employment, in accordance with the following table:

                           Age                                         Vested Percentage
                           ---                                         -----------------
                           62                                                   100%
                           61                                                    93%
                           60                                                    86%
                           59                                                    79%
                           58                                                    72%
                           57                                                    65%
                           56                                                    58%
                           55                                                    51%
                           under 55                                               0%

                                   ARTICLE 7

                             DISTRIBUTION ELECTIONS

7.1      Form of Distribution Election for Accounts Payable upon Retirement.

         (a) In General. At the time an eligible Employee first becomes a Participant hereunder, the Participant shall elect among the following optional forms of distribution for his or her Accounts if such Accounts become distributable as a result of his or her Retirement:

                  (i)      a single lump sum payment;

                  (ii) substantially equal quarterly installments over a period of 5 years;

                  (iii) substantially equal quarterly installments over a period of 10 years; or

                  (iv) substantially equal quarterly installments over a period of 15 years.

         (b) Failure to Make a Form of Distribution Election. If a Participant fails to make an election as to the form of distribution in accordance with this Section 7.1, he or she shall receive distribution in the form of a single lump sum payment.

         (c) Changing the Form of Distribution Election. A Participant may change his or her form of distribution election at any time, provided such change occurs at least six months before the Participant's Retirement. If such election is not made at least six months before the Participant's Retirement, the most recent election as to the form of distribution that was in effect for at least six months before the Participant's Retirement shall be deemed the Participant's effective election as to the form of distribution.

7.2      Retirement Distribution Date Election.

         (a) In General. At the time an eligible Employee first becomes a Participant hereunder, the Participant shall elect his or her Retirement Distribution Date, which may be as soon as practicable after either his Retirement Date or any number of months thereafter, but not greeter than 5 years after his Retirement Date.

         (b) Failure to Make a Retirement Distribution Date Election. If a Participant fails to make a Retirement Distribution Date election in accordance with this Section 7.2, distribution of his or her Accounts shall commence as soon as practicable after his or her Retirement.

         (c) Changing the Retirement Distribution Date Election. A Participant may change his or her Retirement Distribution Date election at any time, provided such change occurs at least six months before his or her Retirement. If such election is not made at least six months before the Participant's Retirement, the most recent Retirement Distribution Date election that was in effect for at least six months before the Participant's Retirement shall be deemed the Participant's effective Retirement Distribution Date election.

7.3      Designation of Beneficiary.

         (a) In General. A Participant may designate a Beneficiary to receive Plan benefits in the event of the Participant's death. In order for a Beneficiary designation to be effective, it must be provided to the Administrator in accordance with procedures established by the Administrator. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Administrator (or by such other means as the Administrator may prescribe).

         (b) Failure to Designate a Beneficiary. If there is no Beneficiary designation in effect at the time of a Participant's death, then the Participant's Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are survivors of the Participant:

                  (i)      his or her spouse at the time of death;

                  (ii)     this or her issue, per stirpes;

                  (iii)    his or her parents;

                  (iv)     his or her siblings; or

                  (v)      the executor or administrator of his or her estate.

                                   ARTICLE 8

                                  DISTRIBUTIONS

8.1      Distribution upon Retirement.

         In the event that a Participant's Vested Accounts are distributable on account of such Participant's Retirement, such Accounts shall be distributed in accordance with the following provisions:

         (a) Form of Distribution. For a Participant whose Vested Accounts have an aggregate balance as of his or her Retirement Distribution Date of at least $50,000, such Participant's Vested Accounts shall be distributed in the form elected in accordance with Section 7.1. A Participant whose Vested Accounts have an aggregate balance as of his or her Retirement Distribution Date of less than $50,000 shall receive distribution of his or her Accounts in the form of a lump sum payment, notwithstanding the Participant's election as to the form of distribution made in accordance with Section 7.1.

         (b) Timing of Distribution. For a Participant whose Vested Accounts have an aggregate balance of less than $50,000 as of his Retirement Date, such Participant's Vested Accounts shall be distributed as soon as practicable after his Retirement Date. For other Participants, distribution from the Participant's Vested Accounts shall commence as soon as practicable after the end of the calendar month in which occurs the Participant's Retirement Distribution Date. For a Participant whose Vested Accounts is to be distributed in quarterly installments, the remaining quarterly installments shall be paid as soon as practicable after the end of each subsequent calendar quarter, until the last quarterly installment has been paid.

         (c) Death after Retirement. In the event a Participant who is receiving quarterly installments dies after his or her Retirement Distribution Date, the remainder of the Participant's Vested Accounts shall be paid to the Participant's Beneficiary in accordance with the Participant's election as to the form of distribution made in accordance with Section 7.1. Notwithstanding the foregoing, the Beneficiary may request, subject to the Administrator's consent and pursuant to such procedures as the Administrator may establish, for the remainder of the Participant's Vested Accounts to be distributed in the form of a lump sum payment.

8.2      Distribution upon Delayed Cessation Date for Reasons Other than
         Retirement

         For a Participant who experiences a Delayed Cessation Date for any reason other than his or her Retirement, the Participant's Vested Accounts shall be distributed in accordance with the following provisions:

         (a) Form of Distribution. The Participant or, in the case of a deceased Participant, his or her Beneficiary shall receive distribution of the Participant's Vested Accounts in the form of a lump sum payment.

         (b) Timing of Distribution. Distribution of the Participant's Vested Accounts shall be made as soon as practicable after the end of the calendar quarter in which the Participant's Delayed Cessation Date occurs.

8.3      Nonscheduled In-Service Withdrawal

         A Participant may elect to make a nonscheduled in-service withdrawal of all or a portion of his or her Vested Accounts, but in no event less than One Thousand Dollars ($1,000), in accordance with the following provisions:

         (a) Restrictions and Penalty. A non-scheduled in-service withdrawal is subject to the following restrictions and penalty: (i) the Participant's election must be provided to the Administrator in accordance with procedures established by the Administrator; and (ii) any amount withdrawn shall be subject to a (10%) early withdrawal penalty, which amount shall be permanently forfeited by the Participant.

         (b) Form of Distribution. Distribution of a nonscheduled in-service withdrawal shall be made in the form of a lump sum payment.

         (c) Timing of Distribution. Distribution of a nonscheduled in-service withdrawal shall be made as soon as practicable after the date the nonscheduled in-service withdrawal election is made, unless a later date is elected by the Participant.

8.4      Hardship Withdrawal.

         A Participant who suffers from a Severe Financial Hardship may elect to make a withdrawal of all or a portion of his or her Vested Accounts, but in no event less than One Thousand Dollars ($1,000), in accordance with the following provisions:

         (a) Restrictions. A Severe Financial Hardship withdrawal is subject to the following restrictions: (i) the hardship withdrawal must be made on account of Severe Financial Hardship; and (ii) the Participant's election must be provided to the Administrator in accordance with procedures established by the Administrator.

         (b) Form of Distribution. For a Participant who elects to make a hardship withdrawal, distribution of such amount shall be made in the form of a lump sum payment.

         (c) Timing of Distribution. Distribution of a hardship withdrawal shall be made as soon as practicable after the date the hardship withdrawal election is approved by the Administrator.

8.5      Inability to Locate Participant.

         In the event that the Administrator is unable to locate a Participant or Beneficiary within two years following the scheduled distribution date, the amount allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date of forfeiture, notwithstanding the earnings provisions of Section 5.3.

8.6      Forfeitures.

         As of a Participant's Termination of Employment, any amounts in his Accounts which are not vested shall be forfeited.

8.7      Protective Distributions

         If the Administrator terminates a Participant's participation in the Plan, in accordance with Section 3.3(d), the Administrator may, in its sole discretion, treat as void any outstanding Deferral Election made by the Participant and distribute the Participant's Vested Account in a lump sum payment. Any such distribution shall be made at such time as the Administrator determines in its sole discretion.

                                   ARTICLE 9

                      ADMINISTRATION AND CLAIMS PROCEDURES

9.1      Powers and Duties of the Administrator.

         The Administrator shall be responsible for the general administration of the Plan and shall have all powers as may be necessary to carry out the provisions of the Plan and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. The Administrator may be a Participant(s). The Administrator's powers and duties shall include all powers and duties otherwise set forth herein (expressly or by implication) and also the power and duty:

         (a) to enact such rules, regulations, and procedures and to prescribe the use of such forms as it shall deem advisable;

         (b) to appoint or employ such agents, attorneys, actuaries, and assistants at the expense of the Company as it may deem necessary to or appropriate keep its records or to assist it in taking any other action authorized or required hereunder or to otherwise delegate any of its powers or duties hereunder; and

         (c) to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of the Plan; and

         (d) to take such other actions as may be necessary or desirable in connection with the administration of the Plan and which are not expressly delegated to some other party hereunder.

         The Administrator shall administer the terms and provisions of the Plan in such manner as it determines shall be in accordance with any and all laws applicable to the Plan.

9.2      Information.

         To enable the Administrator to perform its functions, the Company shall supply full and timely information to the Administrator on all matters relating to the Compensation of all

Participants, their death or other events which cause termination of their participation in the Plan, and such other pertinent facts as the Administrator may require.

9.3      Compensation and Expenses.

         No compensation or fee shall be paid to any employee of the Company's the Company, a Participating Employer or an Affiliate who performs services as the Administrator or a member of the Appeals Committee with respect to his or her services for the Plan. However, the Administrator and members of the Appeals Committee shall be reimbursed by the Company for expenses incurred in connection with the Plan. In addition, any other fees and expenses incurred in connection with the administration of the Plan shall be paid by the Company.

9.4      Limitation of Liability; Indemnification.

         (a) Neither the Administrator nor any member of the Appeals Committee shall be liable for any act taken by them pursuant to any provision of the Plan. No member of the Appeals Committee shall be liable for the act of any other member.

         (b) In addition to any rights of indemnification the Administrator or any member of the Appeals Committee may be entitled to under the articles of incorporation, regulations or by-laws of the Company, under any provision of law or under any other agreement, the Company shall satisfy any liability actually incurred by any employee of the Company the Company, a Participating Employer or an Affiliate who performs services as the Administrator or a member of the Appeals Committee, including reasonable expenses and attorneys' fees, and any judgments, fines, and amounts paid in settlement, in connection with any threatened, pending or completed action, suit or proceeding which is related to the exercise or failure to exercise by such person any powers, authority, responsibilities or discretion provided under the Plan or reasonably believed by such member to be provided hereunder, and any action taken by such person in connection therewith, and shall hold any employee of the Company the Company, a Participating Employer or an Affiliate who performs services as the Administrator or a member of the Appeals Committee harmless for such liability.

9.5      Claims.

         (a) Claims for Benefits. A Participant or Beneficiary who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (a "claimant") must file a written application for such benefit with the Administrator, setting forth his or her claim. The Administrator shall furnish a copy of its written decision to the claimant within 90 days of its receipt of such application.

         (b) Denial of Benefits. If a claimant's application for benefits is denied by the Administrator, in whole or in part, the claimant shall be notified in writing of the specific reason or reasons for the denial, the specific Plan provisions upon which the denial is based, an explanation of the provisions of the appeals and review procedures described in Section 9.5 and any other information deemed necessary or advisable by the Administrator.

         (c) Establishment of Appeals Committee. The Board shall appoint the Appeals Committee, which shall consist of at least three members. Members of the Appeals Committee shall be employed by the Company and may be, but shall not be required to be, Participants. The Board may, from time to time, in its sole discretion, vary the number of members of the Appeals Committee. A member of the Appeals Committee may resign by delivering a written notice of his or her resignation to the Board, in care of the Company's Secretary. The Board may remove any member, with or without cause, by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Appeals Committee shall be filled promptly by the Board.

         (d) Action by Appeals Committee. On all matters and questions, the decision of the majority of the members of the Appeals Committee shall govern and control, but a meeting need not be called or held to make any decision. The Appeals Committee shall appoint one of its members to act as its Chairman and another member to act as its Secretary. The terms of these offices shall be determined by the Appeals Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

         (e) Appeals Procedure. If a claimant's application for benefits is denied by the Administrator, in whole or in part, the claimant may request that the Appeals Committee review the denial of benefits. Such request for review must be made in writing and must be made within 60 days of his or her receipt of such denial.

         (f) Review Procedure. The review of a claimant's denial of benefits may be made by written briefs submitted by the claimant and the Administrator, or at a hearing, or by both, as shall be deemed necessary by the Appeals Committee. Any such hearing shall be held in the main offices of the

                  Company or at such other location as shall be agreed upon among the Administrator, the Appeals Committee and the claimant. Such hearing shall be on such date and at such time as the Appeals Committee shall designate, provided not less than seven days notice is given to the claimant and the Administrator, unless both parties accept shorter notice.

         (g) Decision on Review. Within 60 days after the review of the denial of benefits has been completed, the Appeals Committee shall render its decision on the review. In making its decision, the Appeals Committee shall have full power and discretion to interpret the Plan and to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, and to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of the Plan. The Appeals Committee shall furnish a copy of its written decision on the review to the claimant and the Administrator. The decision shall include the specific reason or reasons for the decision, the specific Plan provisions upon which the decision is based and any other information deemed necessary or advisable by the Appeals Committee.

         (h) Decision Final and Binding. The decision of the Appeals Committee on review shall be final and binding on the claimant and the Administrator. The claims and review procedures set forth in this Section 9.5 shall be the sole and exclusive remedy available and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise, except as otherwise provided by law. Any suit brought to overturn a decision of the Appeals Committee must be commenced within 90 days of the issuance of the written decision of the Appeals Committee.

                                   ARTICLE 10

                            AMENDMENT AND TERMINATION

10.1     Power to Amend or Terminate.

         Although it is the intention of the Company that the Plan will operate into the indefinite future, the Company reserves the right, by action of the Board in its sole discretion, to retroactively or prospectively amend or terminate the Plan or any Supplement at any time. The Company further reserves the right, by action of the Board in its sole discretion, to freeze the Plan or any Supplement at any time without causing the Participants' Accounts to be distributed. In the event the Plan is terminated, the amounts allocated to a Participant's Account shall be distributed to the Participant or, in the event of his or her death, to the Participant's Beneficiary, in the form of a lump sum payment as soon as practicable after the effective date of the termination. No such amendment or termination shall reduce the amounts credited to any Participant's Accounts or the vested portion of any Participant's Account, all determined as of the date of such amendment or termination.

10.2     Protective Amendments Due to Change in Tax Laws

         Without limiting the generality of the amendment and termination provisions in Section 10.1, the Company may, by action of the Board in its sole discretion, unilaterally amend or modify the Plan to reflect changes in the federal income tax consequences affecting either the Company or any Participant or Beneficiary due to any of the following:

         (a)      the enactment or amendment of any federal tax or revenue law;

         (b) a published ruling or similar announcement issued by the Internal Revenue Service;

         (c) the promulgation of any regulation by the Secretary of the Treasury Department;

         (d) a decision by a court of competent jurisdiction involving a Participant or Beneficiary;

         (e) a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves a Participant; or

         (f)      any similar type of change.

Any such amendment or modification shall be consistent with the changes in income tax consequences and may include the transfer of unanticipated income tax burdens to Participants and Beneficiaries.

10.3     Change in Securities Laws.

         Without limiting the generality of the amendment and termination provisions in Section 10.1, the Company may, by action of the Board in its sole discretion, unilaterally amend, modify or terminate the Plan in accordance with changes in the securities laws that would cause the Company to reasonably believe that it would become required to register the Plan under the Securities Act of 1933, as amended, or that it would become required to satisfy the reporting requirements of the Securities and Exchange Act of 1934. Any such amendment, modification or termination shall be consistent with the changes in the securities laws and may include limiting the rights of individuals to make deferrals, refunding deferred amounts, distributing Accounts or allowing Participants to rescind Deferral Elections.

10.4     Binding Effect on Participating Employers

         Any and all amendments, including an amendment to freeze or terminate the Plan, shall be made by the Company on behalf of all of the Participating Employers and shall be binding on all such Participating Employers without their consent.

                                   ARTICLE 11

                                      TRUST

11.1     Establishment of Trust.

         Notwithstanding any other provision or interpretation of this Plan, the Company may establish a trust in which to hold cash, insurance policies or other assets to be used to make, or reimburse the Company for, payments to the Participants or Beneficiaries of all or part of the benefits under this Plan. Any trust assets shall at all times remain subject to the claims of general creditors of the Company in the event of its insolvency as more fully described in the trust.

11.2     Obligation of the Company.

         Notwithstanding the fact that a trust may be established under Section 11.1, the Company shall remain liable for paying the benefits under this Plan. However, any payment of benefits to a Participant or Beneficiary made by such a trust shall satisfy the Company's obligation to make such payment to such person.

11.3     Trust Terms.

         A trust established under Section 11.1 may contain such terms and conditions as the Company may determine to be necessary or desirable. The Company may terminate or amend a trust established under Section 11.1 at any time, retroactively or prospectively and in any manner it deems necessary or desirable, subject to the terms of any agreement under which any such trust is established or maintained.

                                   ARTICLE 12

                                  MISCELLANEOUS

12.1     No Employment Rights; No Claims Against the Company.

         Nothing in the Plan shall be construed as giving to any Participant a contract of continuing employment or in any manner obligate the Company to continue the service of the Participant. Nothing in the Plan shall be construed as giving to any Participant or Beneficiary any right in, or title to, any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets that the Company may set aside in anticipation of a liability under the Plan.

12.2     Severability

         In the event that any provision or term of the Plan, or any agreement or instrument required by the Administrator hereunder, is determined by a judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, all other provisions or terms of the Plan or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or nonenforceable provision or term had never been a part of the Plan, or such agreement or instrument and the Company may, in its sole discretion, amend the provision or term in a manner which it determines is valid and enforceable and which most nearly carries out the intent and purpose of the original provision.

12.3     Funding; Unsecured General Creditor

         It is the intention of the Company that the Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. No assets of the Company shall be pledged or otherwise restricted in order to meet the obligations of the Plan. The Company' obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

12.4     Successors

         The terms and conditions of the Plan shall inure to the benefit of and bind the Company, Participants, Beneficiaries and the successors, assigns and personal representatives of the Participants and Beneficiaries.

12.5     Nonassignability

         A Participant's or Beneficiary's right to any amount credited to the Participant's Accounts may not be sold, transferred, assigned, pledged, anticipated, or otherwise encumbered in advance of actual receipt of distribution of such amount and any attempt to so sell, transfer, assign, pledge, anticipate or otherwise encumber such amount shall be void. No such amount may be subject to seizure, garnishment, levy attachment or other proceeding in law or in equity.

12.6     Withholding

         There shall be deducted from a Participant's Accounts all taxes that are required to be withheld by the Company in respect to benefits under the Plan. The Company shall have the right to reduce any deferral or distribution by the amount of cash sufficient to provide the amount of said taxes.

12.7     Receipt or Release

         Any payment to a Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Administrator, the

Appeals Committee and the Company. The Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

12.8     Payments on Behalf of Persons Under Incapacity

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrator and the Company.

12.9     Governing Law

         The Plan shall be construed, governed and administered in accordance with the laws of the State of Ohio to the extent not preempted by the laws of the United States of America.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed by their duly authorized officers on this 11th day of July, 2000.

                                  ICE CREAM PARTNERS USA, LLC
                                  (the "COMPANY")

                                  By: /s/Michelle M. Durmick
                                      -------------------------------------

                                  Title:  Vice President of Human Resources
                                          ---------------------------------